                                EXHIBIT 1(c)

                           UNDERWRITING AGREEMENT






                                $468,592,000


                           Consumers Funding LLC
                     Securitization Bonds Series 2001-1

                          Consumers Energy Company


                           Underwriting Agreement

                                                        October 31, 2001



To the Representative named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Dear Sirs:

         Consumers Funding LLC, a Delaware limited liability company (the "Issuer"), proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, the principal amount of the securities identified in
Schedule I hereto (the "Securitization Bonds"). If the firm or firms listed in Schedule II hereto include only the firm listed in Schedule I hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm.

         The Issuer is a wholly-owned subsidiary of Consumers Energy Company, an operating electric and gas public utility incorporated under the laws of the State of Michigan (the "Company").

         The Securitization Bonds will be issued pursuant to a base indenture dated on or about November 8, 2001 as supplemented by the Series 2001-1 Supplemental Indenture thereto (as so supplemented, the "Indenture"), between the Issuer and the Bank of New York, as trustee (the "Bond Trustee"). The Securitization Bonds will be secured primarily by Securitization Property sold to the Issuer by the Company. The Company's sale of Securitization Property to the Issuer will occur pursuant to a Sale Agreement between the Company and the Issuer, dated on or about November 8, 2001 (the "Sale Agreement"). The Securitization Property will be serviced pursuant to a Servicing Agreement, dated on or about November 8, 2001, between the Company, as servicer, and the Issuer, as owner of the Securitization Property (as amended and supplemented from time to time, the "Servicing Agreement"). Pursuant to an Administration Agreement between the Company and the Issuer, dated on or about November 8, 2001 (the "Administration Agreement"), the Company will provide certain administrative services for the benefit of the Issuer. In addition, the Company, the Issuer, the Bond Trustee, Canadian Imperial Bank of Commerce and Asset Securitization Cooperative Corporation will enter into an Intercreditor Agreement dated on or about November 8, 2001 (the "Intercreditor Agreement").

         Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Indenture.

         The Issuer has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement on Form S-3, as amended (Registration No. 333-47938), including a prospectus relating to the Securitization Bonds and such registration statement has become effective under the Act. The registration statement at the time such registration statement became effective and as it may have been thereafter amended to the date of this Agreement (including the documents then incorporated by reference therein) is hereinafter referred to as the "Registration Statement." The prospectus forming a part of the Registration Statement at the time the Registration Statement became effective (including the documents then incorporated by reference therein) is hereinafter referred to as the "Basic Prospectus," provided that in the event that the Basic Prospectus shall have been amended, revised or supplemented prior to the date of this Agreement, or if the Issuer shall have supplemented the Basic Prospectus by filing any documents pursuant to
Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the time the Registration Statement became effective and prior to the date of this Agreement, which documents are deemed to be incorporated in the Basic Prospectus, the term "Basic Prospectus" shall also mean such prospectus as so amended, revised or supplemented. The Basic Prospectus, as it shall be revised or supplemented to reflect the final terms of the offering and sale of the Securitization Bonds by a prospectus supplement (the "Prospectus Supplement") relating to the Securitization Bonds, and in the form to be filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) under the Act, is hereinafter referred to as the "Prospectus." Any preliminary prospectus supplement to the Basic Prospectus that describes the Securitization Bonds and the offering thereof and is used prior to filing of the Prospectus is hereinafter referred to as the "Preliminary Prospectus." Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to include only amendments or supplements to the Registration Statement, the Preliminary Prospectus or Prospectus, as the case may be, and documents incorporated by reference therein after the date of this Agreement and prior to the termination of the offering of the Securitization Bonds by the Underwriters.

         1. Purchase and Sale: Upon the basis of the representations and warranties and on the terms and subject to the conditions herein set forth, the Issuer agrees to sell to the respective Underwriters, severally and not jointly, and the respective Underwriters, severally and not jointly, agree to purchase from the Issuer, at the purchase price specified in Schedule III hereto, the respective principal amounts of Securitization Bonds set forth opposite their names in Schedule II hereto.

         The Company and the Issuer are advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securitization Bonds as soon as practicable, in their judgment, after this Agreement has become effective.

         2. Payment and Delivery: Payment for the Securitization Bonds shall be made to the Issuer or its order in Federal or other immediately available funds in New York City (or such other place or places of payment as shall be agreed upon by the Issuer and the Representative in writing), upon the delivery of the Securitization Bonds at the offices of Skadden, Arps, Slate, Meagher and Flom LLP ("Skadden, Arps"), at Four Times Square, New York, New York 10036 (or such other place or places of delivery as shall be agreed upon by the Issuer and the Representative) to the Representative for the respective accounts of the Underwriters against receipt therefor signed by the Representative on behalf of itself and as agent for the other Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York time on November 8, 2001 (or on such later business day as shall be agreed upon by the Company, the Issuer and the Representative in writing), unless postponed in accordance with the provisions of Section 11 hereof. The day and time at which payment and delivery for the Securitization Bonds are to be made is herein called the "Time of Purchase."

         The Securitization Bonds to be so delivered shall be initially represented by Securitization Bonds registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securitization Bonds will be represented by book entries on the records of DTC and participating members thereof. Definitive Securitization Bonds will be available only under limited circumstances.

         The Company and the Issuer agree to make the Securitization Bonds available for inspection by the Underwriters at the offices of Skadden, Arps, at least 24 hours prior to the Time of Purchase, in definitive, fully registered form, as described pursuant to the preceding paragraph.

         3. Conditions of Underwriters' Obligations: The several obligations of the Underwriters hereunder are subject to the accuracy of the warranties and representations on the part of the Issuer and the Company contained herein as of the date of execution of this Agreement and as of the Time of Purchase, on the part of the Company contained in Article III of the Sale Agreement and Section 5.01 of the Servicing Agreement and to the following other conditions:

               (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) The Representative shall have received an opinion of David A. Mikelonis, Senior Vice President and General Counsel of the Company, Skadden, Arps, Slate Meagher & Flom LLP, outside counsel for the Company (with respect to the opinion in clause
         (iii) below), Miller, Canfield, Paddock and Stone, P.L.C., special Michigan counsel for the Company (with respect to the opinion in clause (iii) below), or such other counsel for the Company as may be acceptable to the Representative, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) The Company has been duly incorporated and
               is validly existing as a corporation in good standing under the laws of the State of Michigan, and there is no other jurisdiction where the nature of the Company's business requires qualification in order to protect the validity and enforceability of this Agreement, the Servicing Agreement, the Sale Agreement, the Bill of Sale, the Administration Agreement and the Intercreditor Agreement (collectively, the "Company Documents") or where the failure to be so qualified could materially and adversely affect the business, properties or assets of the Company. The Company has the power and authority to execute, deliver and perform its obligations under the Company Documents and to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

                           (ii) The execution, delivery and performance by
               the Company of the Company Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company and each of the Company Documents has been duly executed and delivered by the Company;

                           (iii) The Company Documents constitute valid and
               legally binding obligations of the Company enforceable according to their terms;

                           (iv) The Company holds all franchises,
               certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged, the absence of which would have a material adverse effect on the financial condition of the Company or on the validity of the Company Documents. All consents, approvals, authorizations of, or filings or registrations with, any governmental body, authority or agency applicable to the Company and required as a condition to the validity of the Company Documents or in connection with the execution, delivery and performance by the Company of the Company Documents have been obtained or made;

                           (v) The execution, delivery and performance by
               the Company (or, in the case of clause (d) below, the Issuer) of the Company Documents, each in accordance with its terms, do not (a) conflict with the Restated Articles of Incorporation or By-laws of the Company, (b) conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, material agreement or instrument to which the Company is a party or by which the Company or any of its property is bound, (c) result in the creation or imposition of any security interest or lien on any properties of the Company pursuant to the terms of any such agreement or instrument, except as provided in the Sale Agreement, (d) violate any law or any consent, order, rule, regulation or decree of any court or federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over the Company or the Issuer or any of their respective properties, or (e) violate any law, rule or regulation applicable to the Company;

                           (vi) There is no pending and, to the best of
               such counsel's knowledge, no threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, or involving or relating to the Financing Order or the collection of the Securitization Charge or the use and enjoyment of the Securitization Property under the Customer Choice and Electric Reliability Act (2000 PA 141 and 142) (the "Customer Choice Act") of a character required to be disclosed in the Registration Statement or the Prospectus that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be disclosed in the Registration Statement or the Prospectus, or to be filed as an exhibit, that is not disclosed or filed as required;

                           (vii) The Securitization Property is not subject
               to the lien of the Trust Indenture of Consumers Energy Company with The Chase Manhattan Bank as Trustee, dated as of September 1, 1945, as amended and supplemented (the "Trust Indenture"), and the grant of a security interest in the Securitization Property pursuant to Section 2.01(e) of the Sale Agreement will not breach any covenant in the Trust Indenture. The transfer of the Securitization Property and the other Collateral by the Company to the Issuer on the date of issuance of the Securitization Bonds is free and clear of the lien created by any indenture, agreement or other instrument to which the Company is a party or by which the Company is bound;

                           (viii) The statements included in the Prospectus
               under the caption "Consumers Energy Company," to the extent that they constitute matters of Michigan law or legal conclusions with respect thereto, provide a fair and accurate summary of such law and conclusions; and

                           (ix) Nothing has come to such counsel's
               attention to lead such counsel to believe that the Registration Statement at the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that the Final Prospectus contained as of its date or contains as of the date hereof an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) The Representative shall have received opinions of counsel for the Issuer, portions of which may be delivered by Skadden, Arps, Slate Meagher & Flom LLP, outside counsel for the Issuer, portions of which may be delivered by Miller, Canfield, Paddock and Stone, P.L.C., special Michigan counsel for the Issuer, and portions of which may be delivered by Loomis, Ewert, Parsley, David & Gotting, PC, special regulatory counsel for the Issuer, each dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) The Issuer has been duly formed and is
               validly existing and in good standing as a limited liability company under the laws of the State of Delaware;

                           (ii) The Issuer is duly qualified to do business
               and is in good standing under the laws of the State of Michigan;

                           (iii) The Issuer has the limited liability
               company power and authority to execute, deliver and perform its obligations under the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture, the Underwriting Agreement and the Securitization Bonds and to own its properties and conduct its business as described in the Registration Statement and the Prospectus;

                           (iv) The execution and delivery of each of the
               Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture, the Underwriting Agreement and the Securitization Bonds and the consummation by the Issuer of the transactions contemplated thereby have been duly authorized by all requisite limited liability company action on the part of the Issuer and each of such documents has been duly executed and delivered by the Issuer;

                           (v) The issue and sale of the Securitization
               Bonds by the Issuer, the execution and delivery by the Issuer of each of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture and the Underwriting Agreement and the performance by the Issuer of its obligations under each of the foregoing, each in accordance with its terms, do not (a) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Issuer Certificate of Formation or the Issuer LLC Agreement, (b) conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under any indenture, material agreement or instrument to which the Issuer is a party or by which the Issuer is bound, (c) result in the creation or imposition of any security interest or lien on any properties of the Issuer (other than as contemplated by the Basic Documents), (d) violate any consent, order or decree of any court or federal or state regulatory body, administrative agency or other governmental authority having jurisdiction over the Issuer or any of its properties, or
               (e) violate any applicable law;

                           (vi) No consent, approval, license,
               authorization or validation of, giving of notice to, or filing, recording or registration with, any court or governmental authority pursuant to applicable law which has not been obtained or taken and is not in full force and effect, is required under applicable law to authorize, or is required under applicable law in connection with, the execution, delivery or performance by the Issuer of any of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture, the Underwriting Agreement or the Securitization Bonds, or the performance by the Issuer of the transactions contemplated by such documents;

                           (vii) Each of the Sale Agreement, the Bill of
               Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture and the Underwriting Agreement constitutes the valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms;

                           (viii) When authenticated in accordance with the
               provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Securitization Bonds will constitute the valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their respective terms and will be entitled to the benefits of the Indenture;

                           (ix) Neither the execution, delivery or
               performance by the Issuer of the Sale Agreement, the Bill of Sale, the Servicing Agreement, the Administration Agreement, the Intercreditor Agreement, the Indenture, the Underwriting Agreement or the Securitization Bonds nor the compliance by the Issuer with the terms and provisions thereof nor the issuance and sale by the Issuer of the Securitization Bonds, will contravene any provisions of applicable laws;

                           (x) The Indenture has been duly qualified under
               the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and neither the Sale Agreement nor the Servicing Agreement is required to be registered under the Trust Indenture Act;

                           (xi) The Securitization Bonds have been duly
               authorized and executed by the Issuer;

                           (xii) The Registration Statement has become
               effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by Rule 424(b); to the best of the knowledge of such counsel after due inquiry with the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder, and any amendments thereto under the Exchange Act comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules thereunder;

                           (xiii) The Issuer is not, and after giving
               effect to the offering and sale of the Securitization Bonds and the application of the proceeds thereof as described in the Prospectus will not be required to be, registered as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (xiv) The Issuer will not be subject to any
               other taxes currently imposed by the State of Michigan or any political subdivision thereof which would result from the issuance of the Securitization Bonds, the Issuer's purchase of the Securitization Property from the Company or from its ownership of the Securitization Property;

                           (xv) The Securitization Bonds, the Indenture,
               the Servicing Agreement and, the Sale Agreement, the Issuer LLC Agreement and the Intercreditor Agreement conform in all material respects to the descriptions thereof (other than, with respect to the Securitization Bonds, the statements under the subheading "The Securitization Bonds-- Securitization Bonds Will Be Issued in Book-Entry Form") contained in the Prospectus;

                           (xvi) The statements set forth in (a) the
               Prospectus under the captions (i) "The Securitization Bonds" (other than the statements under the subheading "Securitization Bonds Will Be Issued in Book-Entry Form") and "Payments of Interest and Principal" (other than the statements under the subheadings "Material Income Tax Considerations" and "ERISA Considerations"), insofar as they purport to summarize certain provisions of the Securitization Bonds and the Indenture, (ii) "The Sale Agreement", insofar as they purport to summarize certain provisions of the Sale Agreement, (iii) "The Servicing Agreement", insofar as they purport to summarize certain provisions of the Servicing Agreement, (iv) "The Indenture", insofar as they purport to summarize certain provisions of the Indenture, (v) "The Intercreditor Agreement", insofar as they purport to summarize certain provisions of the Intercreditor Agreement, and (vi) "Consumers Funding LLC", insofar as they purport to summarize certain provisions of the Issuer LLC Agreement, in each case constitute fair summaries of such provisions; (b) the Prospectus Supplement under the captions (i) "The Series 2001-1 Securitization Bonds" insofar as they purport to summarize certain provisions of the Securitization Bonds and (ii) "Credit Enhancement - Collection Account and Subaccounts" insofar as they purport to summarize certain provisions of the Indenture, constitute fair summaries of such provisions, and
               (c) the Prospectus under the caption "ERISA Considerations", insofar as such statements purport to summarize certain provisions of the laws referred to therein, fairly summarize such provisions in all material respects;

                           (xvii) The statements in the Prospectus under
               the heading "Material Income Tax Consequences for the Securitization Bonds" subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Securitization Bonds that are not U.S. persons (within the meaning of the Internal Revenue Code), under existing law and the assumptions stated therein;

                           (xviii) Such counsel adopts and confirms its
               opinion as set forth in the Prospectus Supplement under the caption "Introduction - Tax Status" and in the Prospectus under the captions "Payments of Interest and Principal - Material Income Tax Consequences" and "Material Income Tax Consequences for the Securitization Bonds";

                           (xix) The statements in the Prospectus
               Supplement under the captions "Introduction - Transaction Overview", "The Series 2001-1 Securitization Bonds - The Collateral" and "Credit Enhancement" and the statements in the Prospectus under the captions "Risk Factors", "Judicial, Legislative or Regulatory Action That May Adversely Affect Your Investment", "Servicing Risks", "The Risks Associated With Potential Bankruptcy or Creditors' Rights Proceedings", "Other Risks Associated With An Investment In The Securitization Bonds", "Summary of Terms - Transaction Overview", "The Collateral", "The Customer Choice Act", "The MPSC Financing Order and the Securitization Charge" and "How a Bankruptcy of the Seller or the Servicer May Affect Your Investment" that describe Michigan law or state legal conclusions under Michigan law, provide a fair and accurate summary of such laws and conclusions;

                           (xx) Such counsel adopts and confirms its
               opinions as set forth under the headings "Payments of Interest and Principal - Material Income Tax Consequences" and "Material Income Tax Consequences for the Securitization Bonds - Material State of Michigan Tax Consequences" in the Prospectus;

                           (xxi) No facts have come such counsel's
               attention that has led it to believe that the Registration Statement at the effective date thereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained as of its date or contains as of the Closing Date an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no opinion or belief with respect to (i) the numerical, statistical and financial information included therein or excluded therefrom, (ii) the Bond Trustee's Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-1 or (iii) the statements under the subheading "The Securitization Bonds--Securitization Bonds Will Be Issued in Book-Entry Form";

                           (xxii) The financing order of the Michigan
               Public Service Commission dated October 24, 2000, as supplemented by the order dated January 4, 2001 (collectively, the "Financing Order"), has been duly issued by the Michigan Public Service Commission in accordance with all applicable laws, rules and regulations, including the Customer Choice Act; the Financing Order and process by which it was issued complies with all applicable laws, rules and regulations, including the Customer Choice Act; the Financing Order is in full force and effect and is final and nonappealable; and the Customer Choice Act has been duly enacted by the State of Michigan in accordance with all applicable laws, is in full force and effect and is not the subject of any pending appeal or litigation;

                           (xxiii) The Financing Order is effective in
               accordance with its terms, and the Financing Order, together with the "Securitization Charges" (as referred to therein) authorized in the Financing Order, are irrevocable and not subject to reduction, impairment or adjustment by further action of the Michigan Public Service Commission for the period that the Securitization Bonds are outstanding, except as provided under Section 10k (3) of the Customer Choice Act;

                           (xxiv) The Financing Order authorizes the
               issuance of the Securitization Bonds, the transfer of the Securitization Property to the Issuer, the imposition of the Securitization Charges and the periodic adjustments of the Securitization Charges, and the sections of the Financing Order authorizing the foregoing are irrevocable;

                           (xxv) The provisions of the Customer Choice Act
               are constitutional under the constitutions of the United States and of Michigan;

                           (xxvi) The Securitization Bonds are
               "securitization bonds" within the meaning of Section 10h of the Customer Choice Act and the Securitization Bonds are entitled to the protections of the Customer Choice Act. With respect to routine periodic adjustments to the Securitization Charge required by Section 10k(3) of the Customer Choice Act, the Michigan Public Service Commission has not determined the procedures to be applied in conducting its review of those adjustments pursuant to the Financing Order, including whether notice and opportunity for a hearing will be granted, except that, as required by the Financing Order, each review and determination of the routine periodic adjustment must be completed within 45 days after the Company, as servicer, or a successor servicer, files its request for an adjustment and must be limited in scope, among others specified in the Financing Order, to the arithmetic computation contained in the Company's, or successor servicer's, proposed adjustment;

                           (xxvii) The issuance and sale of the
               Securitization Bonds and the consummation of the transactions contemplated by the Basic Documents are consistent in all respects with the requirements of the Customer Choice Act and the Financing Order;

                           (xxviii) The Issuer is an "assignee" within the
               meaning of Section 10h of the Customer Choice Act and is not considered to be a public utility or person providing electric service solely by virtue of its performance of the transactions specified in the Basic Documents;

                           (xxix) The Customer Choice Act is no longer
               subject to referendum for the purpose of approving or rejecting it, and no petition for a voter initiative for the purpose of amending or repealing any portion of the Customer Choice Act has been filed with the Michigan Secretary of State;

                           (xxx) Effective on the date the Securitization
               Bonds are issued, if any provision or portion of the Customer Choice Act is held to be invalid, is invalidated, superseded, replaced or expires for any reason, that occurrence does not affect the validity or continuation of any provisions of the Customer Choice Act that are relevant to the issuance, administration, payment, retirement, or refunding of the Securitization Bonds or to any actions of the Company, its successors, an assignee, a collection agent, or a financing party, and said provisions shall remain in full force and effect;

                           (xxxi) An attempt by the State of Michigan, the
               Michigan Public Service Commission or any other entity to repeal, amend or otherwise impair the Customer Choice Act or the rights of the holders of the Securitization Bonds, whether by legislation, initiative, executive order or Constitutional amendment, would be subject to preliminary injunction if a court of competent jurisdiction hearing a request for preliminary injunction finds that such relief is necessary to prevent immediate and irreparable harm that cannot be compensated by damages, that greater injury will occur from refusing the injunction than from granting it, that the preliminary injunction will restore the parties to the status quo as it existed immediately before the alleged wrongful conduct, that the alleged wrong is manifest and the injunction is reasonably suited to abate it; and that the right to such relief by the challenging party is clear; further, upon final adjudication of the challenged repeal, amendment or impairment, a court of competent jurisdiction would permanently enjoin the alleged wrongful conduct if the court concluded that such conduct constitutes a legal wrong for which no adequate remedy at law was available;

                           (xxxii) The provisions of the Sale Agreement
               together with the Bill of Sale are effective to create, in favor of the Issuer, a valid security interest (as such term is defined in the Michigan UCC) in the Seller's rights in the Securitization Property, which security interest if characterized as a transfer for security will secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Securitization Property;

                           (xxxiii) The security interest described in the
               immediately preceding paragraph in favor of the Issuer in the Seller's rights in the Securitization Property is perfected;

                           (xxxiv) The provisions of the Indenture are
               effective to create, in favor of the Bond Trustee to secure the payment of the Secured Obligations, a valid security interest in the Collateral in which a security interest may be created under Articles 8 and 9 of the Michigan UCC other than property which constitutes Collateral solely because of the phrase "and all other property of whatever kind" being included in said definition (the "Indenture Collateral") and, to the extent not included in the Indenture Collateral, in the Securitization Property;

                           (xxxv) The security interest described in the
               immediately preceding paragraph in favor of the Bond Trustee created in the Indenture in the Indenture Collateral (other than the Excluded UCC Items (as defined in such opinion)) has been perfected in all of such Indenture Collateral in which a security interest may be perfected by the filing of a financing statement within the State of Michigan;

                           (xxxvi) As provided in the Customer Choice Act,
               the lien and security interest of the Bond Trustee in the Issuer's rights in the Securitization Property (a) have been created, (b) have attached to the Securitization Property,
               (c) are valid and enforceable, (d) are a perfected lien and security interest in the Issuer's rights in the Securitization Property and all proceeds thereof, whether accrued or not, (e) have priority in order of filing, and
               (f) take precedence over any subsequent judicial and other lien creditor. In addition, pursuant to the Customer Choice Act, all rights and remedies with respect to a security interest provided by the Michigan UCC shall apply to the Securitization Property;

                           (xxxvii) The provisions of the Securities
               Account Control Agreement together with those of the Account Agreement (as defined in such opinion) are effective to perfect the security interest of the Bond Trustee created in the Indenture in the Security Entitlements (as defined in such opinion) and the Securities Account (as defined in such opinion);

                           (xxxviii) The Michigan Department of State is
               the proper filing office under the Customer Choice Act for the filing of financing statements in order to create a perfected lien and security interest in the Securitization Property under said Act as it pertains to the transfer thereof by the Seller. The Michigan Department of State is the proper filing office under Article 9 of the Michigan UCC for the filing of financing statements in order to perfect a security interest granted by the Issuer in the Indenture Collateral (but excluding therefrom property in which a security interest cannot be perfected by the filing of a financing statement under the Michigan UCC, Excluded UCC Items (as defined in such opinion) and proceeds of the Indenture Collateral if such proceeds are not subject to the filing requirements of Article 9 of the Michigan UCC) when such perfection is governed by a filing within the State of Michigan;

                           (xxxix) The provisions of the Indenture are
               sufficient to constitute authorization by the Issuer of the filing of the Financing Statement for purposes of Section 9-509 of the Delaware UCC;

                           (xl) To the extent that perfection is governed
               by the Delaware UCC, upon the later of the attachment of the security interest and the filing of the financing statement described in such opinion (the "Financing Statement") in the Office of the Secretary of State of the State of Delaware (the "Filing Office"), the security interest of the Bond Trustee will be perfected in the Issuer's rights in all Collateral to the extent such collateral is of a type subject to Article 9 of the Delaware UCC ("UCC Collateral") that may be perfected by the filing of a UCC financing statement in the Filing Office;

                           (xli) The UCC search report described in such
               opinion (the "Issuer Search Report") identifies no person as having filed in the Filing Office a financing statement naming "Consumers Funding LLC" as debtor and containing a description of collateral sufficient to include the UCC Collateral as of the effective date of the Issuer Search Report. The Issuer Search Report sets forth the proper debtor necessary to identify those persons who under the Delaware UCC have on file financing statements against the Issuer covering the UCC Collateral as of the effective date of the Issuer Search Report;

                           (xlii) For purposes of the Delaware UCC, the
               Issuer is a "registered organization";

                           (xliii) Under the Contract Clauses of the United
               States and State of Michigan Constitutions, the State of Michigan, including the Michigan Public Service Commission, could not constitutionally take any action of a legislative character, including, but not limited to, the repeal or amendment of the Customer Choice Act or the Financing Order (including repeal or amendment by voter initiative as defined in 63 Michigan Constitution, Article 2, Section 9, or by amendment of the Michigan Constitution), that would substantially impair the value of the Securitization Property or substantially reduce or alter, except as allowed under the adjustment provisions described in Section 10k(3) of the Customer Choice Act, or substantially impair the Securitization Charges to be imposed, collected and remitted to the Issuer, unless such action is a reasonable exercise of the State of Michigan's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action;

                           (xliv) Under the Taking Clauses of the United
               States and the State of Michigan Constitutions, the State of Michigan, including the Michigan Public Service Commission, could not repeal or amend the Customer Choice Act or the Financing Order (including repeal or amendment by voter initiative as defined in 63 Michigan Constitution, Article 2, Section 9, or by amendment of the Michigan Constitution) or take any other action in contravention of the pledge set forth in Section 10n(2) of the Customer Choice Act without paying just compensation to the Securitization Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Securitization Bondholders in the Securitization Property and deprive the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds; and

                           (xlv) The pledge set forth in Section 10n(2) of
               the Customer Choice Act was validly enacted by the State of Michigan and is enforceable.

         In rendering any such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to matters involving the application of laws of the State of Michigan, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, and such counsel may rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Issuer and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Time of Purchase.

               (d) The Representative and the Bond Trustee shall have received on the Time of Purchase an opinion letter or letters of Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) The Issuer LLC Agreement constitutes a valid
               and binding agreement of the Company, as the sole member of the Issuer, and is enforceable against the Company in accordance with its terms;

                           (ii) If properly presented to a Delaware court,
               a Delaware court applying Delaware law would conclude that
               (i) compliance with Section 3.04(b)(iv) of the Issuer LLC Agreement requiring a prior unanimous written consent of the Issuer's Managers, including each of the Independent Managers, to commence a voluntary case under Title 11 of the United States Code (a "Voluntary Case") for the Issuer, is necessary in order to commence a Voluntary Case, and (ii)
               Section 3.04(b)(iv) of the Issuer LLC Agreement requiring a prior written unanimous consent of the Issuer's Managers, including each of the Independent Managers, to commence a Voluntary Case for the Issuer, constitutes a legal, valid and binding agreement of the Company, and is enforceable against the Company, as the sole member of the Issuer, in accordance with its terms;

                           (iii) Under the Delaware Limited Liability
               Company Act, 6 Del. C. 18-101, et seq. (the "LLC Act"), and the Issuer LLC Agreement, the bankruptcy or dissolution of the Company would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up;

                           (iv) Under the LLC Act, a judgment creditor of
               the Company may not attach specific assets of the Issuer directly and may not satisfy its claims against the Company by asserting a claim directly against the assets of the Issuer;

                           (v) Under the LLC Act (i) the Issuer is a
               separate legal entity, and (ii) the existence of the Issuer as a separate legal entity will continue until the cancellation of the Issuer Certificate of Formation;

               (e) The Representative and the Bond Trustee shall have received on the Time of Purchase an opinion letter or letters of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that, under federal law:

                           (i) In a properly presented and argued case, as
               a legal matter, and based upon existing case law, a bankruptcy court, would hold that compliance with those provisions of the Issuer LLC Agreement requiring the prior unanimous written consent of the Issuer's Managers to commence a voluntary case under Title 11 of the United States Code (a "Voluntary Case") is necessary in order to commence a Voluntary Case;

                           (ii) The bankruptcy or dissolution of the
               Company would not, by itself, cause the Issuer to be dissolved or its affairs to be wound up;

                           (iii) A judgment creditor of the Company may not
               satisfy its claims against the Company by asserting these claims directly against the assets of the Issuer, and

                           (iv) (A) The Issuer is a separate legal entity,
               and (B) the existence of the Issuer as a separate legal entity will continue until the cancellation of its Issuer Certificate of Formation.

               (f) The Representative and the Issuer have received opinions of Stradley, Ronon, Stevens & Young, LLP, counsel to the Bond Trustee, Emmet, Marvin & Martin, LLP, counsel to the Bond Trustee, and Miller, Canfield, Paddock and Stone, P.L.C., or such other counsel as may be acceptable to the Representative, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, to the effect that:

                           (i) the Bond Trustee is a banking corporation
               validly existing under the laws of the State of New York;

                           (ii) the Bond Trustee has the requisite power
               and authority to execute and deliver the Indenture and the Intercreditor Agreement, and each of the Indenture and the Intercreditor Agreement has been duly executed and delivered by the Bond Trustee, and constitutes a legal, valid and binding obligation of the Bond Trustee enforceable against the Bond Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors' rights generally from time to time in effect); and

                           (iii) the Securitization Bonds have been duly
               authenticated by the Bond Trustee.

               (g) Representative shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, such opinion or opinions, dated the Time of Purchase, with respect to the issuance and sale of the Securitization Bonds, the Indenture, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company, the Seller and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

               (h) The Representative and the Bond Trustee shall have received a certificate of the Issuer, signed by the President and the principal financial or accounting officer of the Issuer, dated the Time of Purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus, the Indenture and this Agreement and that:

                           (i) the representations and warranties of the
               Issuer in this Agreement and in the Indenture are true and correct in all material respects on and as of the Time of Purchase with the same effect as if made on the Time of Purchase, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

                           (ii) no stop order suspending the effectiveness
               of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Issuer's best knowledge, threatened; and

                           (iii) since the dates as of which information is
               given in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (i) The Representative and the Bond Trustee shall have received a certificate of the Company, signed by a Vice President and the Treasurer of the Company, dated the Time of Purchase, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus, the Sale Agreement, the Servicing Agreement and this Agreement and that:

                           (i) the representations and warranties of the
               Company in this Agreement, the Sale Agreement and the Servicing Agreement are true and correct in all material respects on and as of the Time of Purchase with the same effect as if made on the Time of Purchase, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Time of Purchase;

                           (ii) no stop order suspending the effectiveness
               of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's best knowledge, threatened; and

                           (iii) since the dates as of which information is
               given in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (A) the condition (financial or other), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

               (j) On the date of the Time of Purchase, the Representative shall have received from Arthur Anderson LLP:

                           (i) a letter in form and substance satisfactory
               to the Representative, dated as of such date, confirming that they are independent public accountants within the meaning of the Act and the applicable published rules and regulations of the Commission thereunder and stating that they have audited the financial statement of the Issuer included in the Registration Statement and the Prospectus as set forth in their report included therein and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                           (ii) the opinion or certificate, dated the Time
               of Purchase, in form and substance satisfactory to the Representative, satisfying the requirements of Section 2.10(b)(vi) of the Indenture.

         References to the Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

         In addition, on the date execution of this Agreement, Arthur Anderson LLP shall have furnished to the Representative a letter or letters, dated the date of execution of this Agreement, in form and substance satisfactory to the Representative, to the effect set forth above.

               (k) The Representative and the Issuer shall have received on the Time of Purchase (A) an opinion letter or letters of Skadden, Arps, Slate Meagher & Flom LLP, outside counsel to the Company and the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative that, in the event of the bankruptcy of the Company, (i) the transfer of the right, title and interest of the Company in, to and under the Securitization Property would be treated as a true sale to the Issuer, such that (a) section 362(a) of the United States Bankruptcy Code would not apply to prevent the Company in its capacity as Servicer from paying collections of the Securitization Charge to the Issuer and its assigns as provided in the Servicing Agreement, and (b) the Securitization Property or collections of the Securitization Charge imposed on account of Securitization Property transferred by the Company to the Issuer would not become property of the Company's bankruptcy estate under section 541(a)(1) or 541(a)(6) of the United States Bankruptcy Code, and
         (ii) a creditor or trustee of the Company (or the Company as debtor in possession) would not have valid grounds to have a court disregard the limited liability company form of the Issuer so as to cause a substantive consolidation of the assets and liabilities of the Issuer with the assets and liabilities of the Company in a manner prejudicial to the holders of Securitization Bonds; and (B) an opinion letter of Miller, Canfield, Paddock and Stone, P.L.C., special Michigan counsel for the Issuer, dated the Time of Purchase, in form and substance reasonably satisfactory to the Representative, that the transfer of the Securitization Property pursuant to the Sale Agreement constitutes a true sale to the Issuer of the Securitization Property.

               (l) Subsequent to the date of execution of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business, business prospects, properties or financial condition of the Company or the Issuer, or (ii) the Securitization Property, the Securitization Bonds, the Financing Order or the Customer Choice Act, the effect of which is, in the case of either clause (i) or
         (ii), in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securitization Bonds as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

               (m) Prior to the Time of Purchase, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act by the Commission or proceedings therefor initiated or threatened.

               (n) The Company and the Issuer shall have performed such of their respective obligations under this Agreement as are to be performed at or before the Time of Purchase by the terms hereof.

               (o) The Securitization Bonds shall have been rated in the highest long-term rating category by each of the Rating Agencies.

               (p) Any filing of the Prospectus and any supplements thereto required pursuant to Rule 424 under the Act shall have been made in compliance with Rule 424 in the time periods provided by Rule 424.

               (q) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with applicable law to perfect the grant of a security interest by the Issuer in the Securitization Property, the other Collateral, and the proceeds thereof to the Bond Trustee, including any necessary filings with the Michigan Public Service Commission and the filing of the UCC financing statements in the offices of the Secretaries of State of the State of Michigan and the State of Delaware.

               (r) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative a copy of the Michigan Public Service Commission's Financing Order relating to the Securitization Property and the Company shall have furnished to the Representative copies of the private letter ruling, dated November 15, 2000 issued by the Internal Revenue Service to the Company.

               (s) On or prior to the Time of Purchase, the Issuer shall have furnished to the Representative the documents required pursuant to Section 2.10(b) of the Indenture.

               (t) On or prior to the Time of Purchase, the Company shall have delivered to the Representative evidence, in form and substance reasonably satisfactory to the Representative, that appropriate filings have been made in accordance with applicable law to perfect the grant of a security interest by the Company in the Securitization Property to the Issuer and to perfect the transfer of the Securitization Property by the Company to the Issuer pursuant to the Sale Agreement, including any necessary filings with the Michigan Public Service Commission and the filing of the UCC financing statements in the office of the Secretary of State of the State of Michigan.

               (u) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative copies of the UCC search reports referred to in Section 3(c) of this Agreement, along with copies of all filings referenced in such search reports.

               (v) On or prior to the Time of Purchase, the Issuer shall have delivered to the Representative copies of (i) the RPA's (as defined in the Intercreditor Agreement) as amended to reflect the provisions specified in Exhibit A to the Intercreditor Agreement and (ii) all filed amendments to UCC financing statements necessary to reflect such amendments to the RPA's.

               (w) Prior to the Time of Purchase, the Issuer and the Company shall have furnished to the Representative such further information, certificates, opinions and documents as the Representative may reasonably request, including any documents provided to the Rating Agencies.

         If any of the conditions specified in this Section 3 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Time of Purchase by the Representative. Notice of such cancellation shall be given to the Issuer in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 3 shall be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP in New York City on the Time of Purchase.

4. Conditions of the Issuer's Obligations: The obligation of the Issuer hereunder to sell the Securitization Bonds are subject to the satisfaction of the condition set forth in Section 3(m).

5. Certain Covenants of the Issuer: In further consideration of the agreements of the Underwriters herein contained, the Issuer covenants as follows:

               (a) To use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. During the time when a Prospectus is required to be delivered under the Act, the Issuer will comply so far as it is able with all requirements imposed upon it by the Act and the rules and regulations of the Commission to the extent necessary to permit the continuance of sales of or dealings in the Securitization Bonds in accordance with the provisions hereof and of the Prospectus.

               (b) To deliver to the Representative a conformed copy of the Registration Statement and any amendments thereto (including all exhibits thereto) and full and complete sets of all comments of the Commission or its staff and all responses thereto with respect to the Registration Statement and any amendments thereto, and to furnish to the Representative, for each of the Underwriters, conformed copies of the Registration Statement and any amendments thereto, without exhibits.

               (c) As soon as the Issuer is advised thereof, to advise the Representative and confirm the advice in writing of: (i) the effectiveness of any amendment to the Registration Statement, (ii) any request made by the Commission for amendments to the Registration Statement, the Preliminary Prospectus or Prospectus or for additional information with respect thereto, (iii) when the Prospectus, the Preliminary Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iv) the suspension of qualification of the Securitization Bonds for sale under Blue Sky or state securities laws, and (v) the entry of a stop order suspending the effectiveness of the Registration Statement or of the initiation or threat or any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order and, if issued, to make every reasonable effort to obtain the lifting or removal thereof.

               (d) To deliver to the Underwriters, without charge, as soon as practicable, and from time to time during such period of time as they are required by law to deliver a prospectus, as many copies of the Preliminary Prospectus and the Prospectus (as supplemented or amended if the Issuer shall have made any supplements or amendments thereto) as the Representative may reasonably request; and in case any Underwriter is required to deliver a prospectus after the expiration of nine months after the date of the Prospectus, to furnish to the Representative, upon request, at the expense of such Underwriter, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act. The Issuer shall furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Act. The Issuer will pay the expenses of printing or other production of all documents specifically relating to the offering of the Securitization Bonds under the Act.

               (e) For such period of time after the date of the Prospectus as the Underwriters are required by law to deliver a prospectus in respect of the Securitization Bonds, if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it becomes necessary to amend or supplement the Prospectus to comply with law, to forthwith prepare and file with the Commission an appropriate amendment or supplement to the Prospectus and deliver to the Underwriters, without charge, such number of copies thereof as may be reasonably requested.

               (f) To use its best efforts to qualify the Securitization Bonds for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Underwriters and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Underwriters and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Issuer shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements reasonably deemed by the Issuer to be unduly burdensome.

               (g) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Underwriters) in connection with the issuance and delivery of the Securitization Bonds (including the reasonable fees and disbursements of counsel to the Underwriters).

               (h) Prior to the termination of the offering of the Securitization Bonds, to not file any amendment to the Registration Statement or supplement to the Prospectus (including the Basic Prospectus) unless the Issuer has furnished the Representative and counsel to the Underwriters with a copy for their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Representative, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Representative. Subject to the foregoing sentence, the Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

               (i) So long as any of the Securitization Bonds are outstanding, to furnish to the Representative (A) as soon as available, a copy of each report filed with the Commission under the Exchange Act, or mailed to Securitization Bondholders, (B) a copy of any filings with the Michigan Public Service Commission or any other governmental agency or instrumentality relating to the Securitization Bonds, and (C) from time to time, any information concerning the Company or the Issuer, as the Representative may reasonably request.

               (j) So long as may be required by law for the distribution of the Securitization Bonds by the Underwriters or by any dealers that participate in the distribution thereof, to comply with all requirements under the Exchange Act relating to the timely filing with the Commission of the Issuer's reports pursuant to Section 13 of the Exchange Act.

               (k) To make generally available to the Securitization Bondholders, as soon as practicable, an "earning statement" (which need not be audited by independent public accountants) covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, which shall comply in all material respects with and satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (l) To the extent, if any, that any rating necessary to satisfy the conditions set forth in Section 3 of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Issuer on or after the Time of Purchase, to furnish such documents and take such other actions as are reasonably required.

               (m) To file with the Commission a report on Form 8-K setting forth all Computational Materials (as such term is defined in Section 14) provided to the Issuer by an Underwriter and identified by it as such within the time period allotted for such filing pursuant to the No-Action Letters (as defined in Section
         14); provided, however, that prior to any filing of the Computational Materials by the Issuer, such Underwriter must comply with its obligations pursuant to Section 14 and the Issuer must receive a letter from Arthur Anderson LLP, certified public accountants, satisfactory in form and substance to the Issuer and such Underwriter, to the effect that such accountants have performed specified procedures, all of which have been agreed to by the Issuer and such Underwriter, as a result of which they have determined that the information included in the Computational Materials provided by such Underwriter to the Issuer for filing on Form 8-K pursuant to Section 14 and this subsection (m), and which the accountants have examined in accordance with such agreed upon procedures, is accurate except as to such matters that are not deemed by the Issuer and such Underwriter to be material. The Issuer shall file any corrected Computational Materials described in Section 14(a)(iii) as soon as practicable following receipt thereof.

6. Certain Covenants of the Company: In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

               (a) To use its best efforts to cause any post-effective amendments to the Registration Statement to become effective as promptly as possible. The Company will use its best efforts to prevent the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) So long as any of the Securitization Bonds are outstanding and the Company is the Servicer, to furnish to the Representative (A) as soon as available, a copy of each report filed by the Servicer or the Company with the Commission under the Exchange Act, or mailed by the Servicer or the Company to Securitization Bondholders, (B) a copy of any filings by the Servicer or the Company with the Michigan Public Service Commission or any other governmental agency or instrumentality relating to the Securitization Bonds, and (C) from time to time, any information concerning the Company and the Issuer as the Representative may reasonably request.

               (c) To the extent, if any, that any rating necessary to satisfy the conditions set forth in Section 3 of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Company on or after the Time of Purchase, to furnish such documents and take such other actions as are reasonably required.

7. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Time of Purchase:

               (a) The Registration Statement has become effective under the Act; a true and correct copy of the Registration Statement in the form in which it became effective has been delivered to the Representative and to the Representative for each of the Underwriters (except that copies delivered for the Underwriters excluded exhibits to such Registration Statement); any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Company, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its respective issue date, each preliminary prospectus filed pursuant to Rule 424(b) complied, and the Basic Prospectus complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act, the Trust Indenture Act and the published rules and regulations of the Commission; on the effective date of the Registration Statement and at the Time of Purchase the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; none of the Registration Statement, the Basic Prospectus, or any other preliminary prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by, or through the Representative on behalf of, any Underwriter expressly for use therein, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Bond Trustee under the Indenture;

               (b) The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (c) the Company has been duly incorporated and is validly existing as a corporation in good standing under laws of the State of Michigan, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

               (d) this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement and each of the other Basic Documents to which the Company is a party have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Company enforceable according to their terms;

               (e) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries (other than the Issuer) of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

               (f) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Michigan law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

               (g) neither the execution and delivery of this Agreement, the Servicing Agreement, the Sale Agreement, the Administration Agreement, and the other Basic Documents nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the Company, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Company is a party or by which the Company is bound, (B) result in the creation or imposition of any lien upon any properties of the Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice Act, or (C) violate any law or any order, rule or regulation applicable to the Company of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Company or any of its properties;

               (h) except as described in the Registration Statement and the Prospectus, the Company holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

               (i) there has not been any material and adverse change in
         (A) the condition (financial or other), prospects, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

               (j) except as set forth in the Basic Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Company is a party or by which it or any of its properties may be bound.

8. Representations and Warranties of the Issuer: The Issuer represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Time of Purchase:

               (a) The Registration Statement has become effective under the Act; a true and correct copy of the Registration Statement in the form in which it became effective has been delivered to the Representative and to the Representative for each of the Underwriters (except that copies delivered for the Underwriters excluded exhibits to such Registration Statement); any filing of the Prospectus and any supplements thereto required pursuant to Rule 424(b) has been or will be made in the manner and within the time period required by Rule 424(b); no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before or, to the knowledge of the Issuer, threatened by the Commission. On the effective date of the Registration Statement, the Registration Statement and the Basic Prospectus complied, or were deemed to have complied, and on its respective issue date, each preliminary prospectus filed pursuant to Rule 424(b) complied, and the Basic Prospectus complied, and on its issue date, the Prospectus will comply, or will be deemed to comply, in all material respects with the applicable provisions of the Act, the Trust Indenture Act and the published rules and regulations of the Commission; on the effective date of the Registration Statement and at the Time of Purchase the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; none of the Registration Statement, the Basic Prospectus, or any other preliminary prospectus, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, as of the Time of Purchase, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Issuer makes no warranty or representation to any Underwriter with respect to any statements or omissions made therein in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by, or through the Representative on behalf of, any Underwriter expressly for use therein, or to any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Bond Trustee under the Indenture;

               (b) The documents incorporated by reference in the Registration Statement, any preliminary prospectus, the Basic Prospectus and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (c) the Issuer has been duly organized and is validly existing as a limited liability company in good standing under laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its businesses as described in the Registration Statement and the Prospectus, and is duly qualified to do business in all jurisdictions (and is in good standing under the laws of all such jurisdictions) to the extent that such qualification and good standing is or shall be necessary to protect the validity and enforceability of this Agreement, the Sale Agreement, the Indenture, the Servicing Agreement, the Administration Agreement and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby;

               (d) this Agreement, the Servicing Agreement, the Indenture, the Administration Agreement, the Sale Agreement and each of the other Basic Documents to which the Issuer is a party have been duly authorized, executed and delivered, and constitute valid and legally binding obligations of the Issuer enforceable according to their terms;

               (e) there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, that is not described or filed as required;

               (f) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and by the Basic Documents, except such as have been obtained under the Michigan law and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securitization Bonds by the Underwriters and such other approvals as have been obtained;

               (g) neither the execution and delivery of this Agreement, the Servicing Agreement, the Sale Agreement, the Indenture, the Administration Agreement and the other Basic Documents nor the consummation of the transactions contemplated thereby nor the fulfillment of the terms thereof by the Issuer, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the certificate of formation, operating agreement or other organizational documents of the Issuer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument to which the Issuer is a party or by which the Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of the Issuer pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Indenture and the Customer Choice Act, or (C) violate any law or any order, rule or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Issuer or any of its properties;

               (h) except as described in the Registration Statement and the Prospectus, the Issuer holds all franchises, certificates of public convenience, licenses and permits necessary to carry on the utility business in which it is engaged;

               (i) there has not been any material and adverse change in
         (A) the condition (financial or other), prospects, earnings, business or properties of the Issuer, whether or not arising from transactions in the ordinary course of business, or (B) the Securitization Property, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto); and

               (j) except as set forth in the Basic Prospectus, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Issuer in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which the Issuer is a party or by which it or any of its properties may be bound.

         9.       Representation and Warranties of Underwriters:
                  ---------------------------------------------

         Each Underwriter warrants and represents that the information, if any, furnished in writing to the Company through the Representative expressly for use in the Registration Statement and Prospectus is correct in all material respects as to such Underwriter. Each Underwriter, in addition to other information furnished to the Company for use in the Registration Statement and Prospectus, herewith furnishes to the Company for use in the Registration Statement and Prospectus, the information stated herein with regard to the public offering, if any, by such Underwriter and represents and warrants that such information is correct in all material respects as to such Underwriter.

         10.      Indemnification:
                  ---------------

         (a) Each of the Company and the Issuer agrees jointly and severally, to the extent permitted by law, to indemnify and hold harmless each Underwriter, the directors, officers, members, employees and agents of each Underwriter, and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Underwriters and such persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 10(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Securitization Property Information and the Computational Materials delivered to investors by any Underwriter to the extent such loss, claim, damage or liability arises from the Securitization Property Information or (ii) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Prospectus, or in any amendment or supplement thereto or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in such Registration Statement, Basic Prospectus, Preliminary Prospectus or Prospectus, or in the Prospectus as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through the Representative on behalf of, any Underwriter expressly for use therein or with statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the Trust Indenture Act of the Bond Trustee under the Indenture, and except that this indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Securitization Bonds to any person if a copy of the Prospectus, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Underwriter to such person (i) with or prior to the written confirmation of sale involved or (ii) promptly after being provided to the Representative by the Company or the Issuer after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Securitization Bonds involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Prospectus as supplemented or amended at such time. As used herein, the term "Securitization Property Information" means information, whether in written or electronic format or otherwise, regarding the Securitization Property provided to the Underwriters by or on behalf of the Company or the Issuer.

                  The Company's indemnity agreement contained in this
Section 10(a), and the covenants, representations and warranties of the Company contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Securitization Bonds hereunder, and the indemnity agreement contained in this Section 10(a) shall survive any termination of this Agreement. The liabilities of the Company in this Section 10(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

         (b) Each Underwriter agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company and the Issuer, the directors, officers, members, managers, employees and agents of the Company and the Issuer, and each person, if any, who controls the Company or the Issuer within the meaning of
                  Section 15 of the Act or Section 20 of the Exchange Act, and such of the officers of the Issuer as shall have signed the Registration Statement or any amendment thereof, to the same extent and upon the same terms as the indemnity agreement of the Company and the Issuer set forth in Section 10(a) hereof, but only with respect to alleged untrue statements or omissions made in the Registration Statement, the Basic Prospectus or in the Prospectus, as amended or supplemented (if applicable), in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by such Underwriter expressly for use therein.

                  The indemnity agreement on the part of each Underwriter contained in this Section 10(b) and the representations and warranties of such Underwriter contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Securitization Bonds hereunder, and the indemnity agreement contained in this Section 10(b) shall survive any termination of this Agreement. The liabilities of each Underwriter in this Section 10(b) are in addition to any other liabilities of such Underwriter under this Agreement or otherwise.

         (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 10(a) or 10(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the

                  Indemnifying Person from any liability which it may have on account of the indemnity under Section 10(a) or 10(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by the Representative in the case of parties indemnified pursuant to Section 10(b) and by the Company and the Issuer in the case of parties indemnified pursuant to Section 10(a); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include
                  (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Persons shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons. In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Representative, the Issuer and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                  (1) in case separate counsel is proposed to be retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                  (2) reimbursable fees and expenses of such separate counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                  (3) the Issuer, the Company, the Representative and the Underwriters shall cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

                  The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 10, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

     11. Contribution: If the indemnification provided for in Section 10 above is unavailable to or insufficient to hold harmless an Indemnified Person under such Section in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under Section 10 shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Securitization Bonds. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer and the total underwriting discounts and commission received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Securitization Bonds. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Issuer on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
11. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of Section 10 have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 11 and except as may be provided in any agreement among underwriters relating to the offering of the Securitization Bonds, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securitization Bonds purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
Section 11 to contribute are several in proportion to their respective underwriting obligations and not joint.

                  The agreement with respect to contribution contained in this Section 11 shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Underwriter, and shall survive delivery of and payment for the Securitization Bonds hereunder and any termination of this Agreement.

                  For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Issuer or the Company who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer or the Company, subject in each case to the applicable terms and conditions of this Section 11.

     12. Default by an Underwriter: If any one or more Underwriters shall fail to purchase and pay for any of the Securitization Bonds agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securitization Bonds set forth opposite their names in
Schedule II hereto bears to the aggregate amount of Securitization Bonds set forth opposite the names of all the remaining Underwriters) the Securitization Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securitization Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securitization Bonds set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securitization Bonds, and if such nondefaulting Underwriters do not purchase all the Securitization Bonds, this Agreement will terminate without liability to any nondefaulting Underwriter, the Issuer or the Company. In the event of a default by any Underwriter as set forth in this
Section 12, the Time of Purchase shall be postponed for such period, not exceeding three days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer and the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     13. Termination of Agreement: This Agreement may be terminated at any time prior to the Time of Purchase by the Representative in the absolute discretion of the Representative, if, prior to such time (A) there shall have occurred any change, or any development involving a prospective change, in or affecting either (x) the business, business prospects, properties or financial condition of the Issuer or the Company (as most recently disclosed in documents filed with the Commission and publicly available as of the date and time this Agreement is executed by the Representative) or (y) the Securitization Property, the Securitization Bonds, the Financing Order or the Customer Choice Act, the effect of which, in the case of either clause (x) or (y), in the judgment of the Representative, materially impairs the investment quality of the Securitization Bonds or makes it impractical or inadvisable to market the Securitization Bonds, or (B) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange or the Chicago Mercantile Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or Michigan State authorities or (iv) the United States shall have become engaged in hostilities, there shall have been an escalation of hostilities involving the United States, there shall have been a declaration by the United States of a national emergency or war or there shall have occurred any change in financial markets or any calamity or crisis that, in the judgment of the Representative, is material and adverse, and, in the case of any of the events specified in clauses
(B)(i) through (iv), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securitization Bonds as contemplated by the Prospectus (exclusive of any supplement thereto).

                  If the Representative elects to terminate this Agreement, as provided in this Section 13, the Representative will promptly notify the Company and each other Underwriter by telephone or telecopy, confirmed by letter.

                  Notwithstanding the foregoing, the provisions of Sections 5(g), 10 and 11 shall survive any termination of this Agreement.

         14.      Computational Materials:
                  -----------------------

                  (a) In connection with the offering of the Securitization Bonds, each Underwriter may prepare and provide to prospective investors items similar to computational materials ("Computational Materials") as defined in the no-action letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, as well as the no-action letter of February 17, 1995 issued by the Commission to the Public Securities Association (collectively, the "No-Action Letters"), subject to the following conditions:

                           (i) All Computational Materials provided to
               prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend substantially in the form attached hereto as Exhibit A. The Issuer shall have the right to require additional specific legends or notations to appear on any Computational Materials, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (i) will be satisfied if all Computational Materials referred to herein bear a legend in a form previously approved in writing by the Issuer.

                           (ii) Such Underwriter shall provide to the
               Issuer, for approval by the Issuer, representative forms of all Computational Materials at least two business days prior to their first use. Such Underwriter shall provide to the Issuer, for filing on Form 8-K as provided in Section 5(m), copies (in such format as required by the Issuer) of all Computational Materials that are required to be filed with the Commission pursuant to the No-Action Letters. The Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Computational Materials described in this subsection (ii) must be provided to the Issuer not later than 10:00 a.m. New York City time at least two business days before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter shall not provide to any investor or prospective investor in the Securitization Bonds any Computational Materials on or after the day on which Computational Materials are required to be provided to the Issuer pursuant to this paragraph (ii) (other than copies of Computational Materials previously submitted to the Issuer in accordance with this paragraph
               (ii) for filing pursuant to Section 5(m)), unless such Computational Materials are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor.

                           (iii) The Issuer shall not be obligated to file
               any Computational Materials that have been determined to contain any material error or omission, provided that, at the request of any Underwriter, the Issuer will file Computational Materials that contain a material error or omission if clearly marked "SUPERSEDED BY MATERIALS DATED _________" and accompanied by corrected Computational Materials that are marked, "MATERIAL PREVIOUSLY DATED _________, AS CORRECTED." If, within the period during which a prospectus relating to the Securitization Bonds is required to be delivered under the Act, any Computational Materials are determined, in the reasonable judgment of the Issuer or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials, shall circulate such corrected Computational Materials to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Securitization Bonds, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials (marked "AS CORRECTED") to the Issuer for filing with the Commission in a subsequent Form 8-K submission (subject to the Issuer's obtaining an accountant's comfort letter in respect of such corrected Computational Materials).

               (b) Each Underwriter shall be deemed to have represented, as of the Time of Purchase, that, except for Computational Materials provided to the Issuer pursuant to subsection (a) above and except for the Preliminary Prospectus, such Underwriter did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Securitization Bonds that is required to be filed with the Commission in accordance with the No-Action Letters.

               (c) In the event of any delay in the delivery by any Underwriter to the Issuer of all Computational Materials required to be delivered in accordance with subsection (a) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5(m), the Issuer shall have the right to delay the release of the Prospectus to investors or to any Underwriter, to delay the Time of Purchase and to take other appropriate actions, in each case set forth in Section 5(m), to file the Computational Materials by the time specified therein.

               (d) Each Underwriter further represents and warrants that, if and to the extent it has provided any prospective investors with any Computational Materials prior to the date hereof in connection with the offering of the Securitization Bonds, all of the conditions set forth in clause (a) of this Section 14 have been satisfied with respect thereto.

               (e) Each Underwriter severally agrees that it shall comply with all applicable laws and regulations in connection with the use of Computational Materials.

         15. Notices: All notices hereunder shall, unless otherwise expressly provided, be in writing and be delivered at or mailed to the following addresses or be sent by telecopy as follows: if to the Underwriters or the Representative, to the Representative at the address or number, as appropriate, designated in Schedule I hereto, and, if to the Company, to it at, Consumers Energy Company, 212 W. Michigan Avenue, Jackson, Michigan 49201, Attention: Thomas McNish, Corporate Secretary; and if sent to the Issuer, to it at Consumers Funding LLC, 212 W. Michigan Avenue, Suite M-1029, Jackson, Michigan 49201, Attention: Managers.

         16. Parties in Interest: The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company (including the directors thereof and such of the officers thereof as shall have signed the Registration Statement), and the controlling persons, if any, referred to in Section 10 hereof, and their respective successors, assigns, executors and administrators, and no other person shall acquire or have any right under or by virtue of this Agreement.

         17. Miscellaneous: All obligations of the Underwriters hereunder are several and not joint. The term "successors" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securitization Bonds from any of the respective Underwriters.

         18. Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         19. Counterparts: This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                  If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

                                   Very truly yours,


                                   CONSUMERS ENERGY COMPANY

                                   By: /s/ Laura L. Mountcastle
                                       ------------------------------------
                                       Name:   Laura L. Mountcastle
                                       Title:  Vice President and Treasurer

                                   CONSUMERS FUNDING LLC

                                   By: /s/ Laura L. Mountcastle
                                       ------------------------------------
                                       Name: Laura L. Mountcastle
                                       Title:  President, Chief Executive
                                               Officer, Chief Financial Officer
                                               and Treasurer



Confirmed and accepted as
of the date first written above:


MORGAN STANLEY & CO. INCORPORATED

     by:  /s/ Gail McDonnell
          ----------------------------------
          Name: Gail McDonnell
          Title:   Managing Director

for themselves and the other several Underwriters, if any, named in Schedule I to the foregoing Agreement.

                         Schedule I:_Representative



                     Morgan Stanley & Co. Incorporated
                     1585 Broadway
                     New York, New York 10036





                         Schedule II: Underwriters
                         -------------------------

          Principal Amount of Securitization Bonds to be Purchased

                              Morgan             Banc One
                              Stanley & Co.      Capital               Barclays        J.P. Morgan
Loop Capital
                              Incorporated       Markets, Inc.         Capital         Securities Inc.
Markets, LLC
                              ------------       -------------         --------        ---------------
-------------
Class A-1
Securitization Bonds         $ 15,600,000          $ 3,640,000         $ 3,640,000          $ 2,340,000
$ 780,000

Class A-2
Securitization Bonds           50,400,000           11,760,000          11,760,000            7,560,000
2,520,000

Class A-3
Securitization Bonds           18,600,000            4,340,000           4,340,000
2,790,000             930,000

Class A-4
Securitization Bonds           57,000,000           13,300,000          13,300,000            8,550,000
2,850,000

Class A-5
Securitization Bonds           70,200,000           16,380,000          16,380,000           10,530,000
3,510,000

Class A-6
Securitization Bonds           69,355,200           16,182,880          16,182,880           10,403,280
3,467,760

         Total               $281,155,200          $65,602,880         $65,602,880          $42,173,280
$14,057,760


                                Schedule III

               Information Regarding the Securitization Bonds

Title, Purchase Price and Description of Securitization Bonds:

         Title: Consumers Funding LLC $468,592,000 Securitization Bonds, Series 2001-1

         Principal Amount, Price to Public, Underwriting Discounts and Commissions, Purchase Price to the Issuer, and Required Ratings:



                             Total Principal                     Underwriting
Required
                             Amount of          Price to         Discounts and           Proceeds to
Ratings
                             Class              Public           Commissions             the Issuer
(Fitch/Moody's/S&P)
                             ---------------    --------         -------------           -----------
-------------------

Class A-1
Securitization Bonds         $ 26,000,000        99.99590%          0.370%               $ 25,902,845
AAA/Aaa/AAA

Class A-2
Securitization Bonds           84,000,000        99.99182%          0.462%                 83,605,169
AAA/Aaa/AAA

Class A-3
Securitization Bonds           31,000,000        99.95901%          0.662%                 30,782,193
AAA/Aaa/AAA

Class A-4
Securitization Bonds           95,000,000        99.96793%          0.782%                 94,226,753
AAA/Aaa/AAA

Class A-5
Securitization Bonds          117,000,000        99.97673%          0.817%                116,017,004
AAA/Aaa/AAA

Class A-6
Securitization Bonds          115,592,000        99.98053%          0.897%                114,532,754
AAA/Aaa/AAA

         Total               $468,592,000                                                $465,066,718

                                 EXHIBIT A
                                 ---------

This information has been prepared in connection with the issuance of the securities described herein, and is based on information provided by Consumers Funding LLC and Consumers Energy Company with respect to the expected characteristics of the securitization property securing these securities. The actual characteristics and performance of the securitization property will differ from the assumptions used in preparing these materials, which are hypothetical in nature. Changes in the assumptions may have a material impact on the information set forth in these materials. No representation is made that any performance or return indicated herein will be achieved. This information may not be used or otherwise disseminated in connection with the offer or sale of these or any other securities, except in connection with the initial offer or sale of these securities to you to the extent set forth below. NO REPRESENTATION IS MADE AS TO THE APPROPRIATENESS, USEFULNESS, ACCURACY OR COMPLETENESS OF THESE MATERIALS OR THE ASSUMPTIONS ON WHICH THEY ARE BASED. The underwriters disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for statements contained in, and omissions from, this information. Additional information is available upon request. These materials do not constitute an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. ANY SUCH OFFER TO BUY OR SELL ANY SECURITY WOULD BE MADE PURSUANT TO A DEFINITIVE PROSPECTUS AND PROSPECTUS SUPPLEMENT PREPARED BY THE ISSUER WHICH WOULD CONTAIN MATERIAL INFORMATION NOT CONTAINED IN THESE MATERIALS. SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT WILL CONTAIN ALL MATERIAL INFORMATION IN RESPECT OF ANY SUCH SECURITY OFFERED THEREBY AND ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE SOLELY IN RELIANCE UPON SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. ANY CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN ARE TO BE READ IN CONJUNCTION WITH SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. In the event of any such offering, these materials, including any description of the securitization property contained herein, shall be deemed superseded, amended and supplemented in their entirety by such Prospectus and Prospectus Supplement. To Our Readers Worldwide: In addition, please note that this information has been provided by Morgan Stanley & Co., Incorporated and approved by Morgan Stanley & Co. International Limited, a member of the Securities and Futures Authority, and Morgan Stanley Japan Ltd. We recommend that investors obtain the advice of their Morgan Stanley & Co. International Limited or Morgan Stanley Japan Ltd. representative about the investment concerned. NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES AND FUTURES AUTHORITY.